Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-204170) pertaining to the Third Amended and Restated Luminex Corporation 2006 Equity Incentive Plan, to the Registration Statement (Form S-8 No. 333-181484) pertaining to the Luminex Corporation Second Amended and Restated 2006 Equity Incentive Plan, to the Registration Statement (Form S-8 No. 333-159382) pertaining to the Amended and Restated 2006 Equity Incentive Plan and to the Registration Statement (Form S-8 No. 333-134450) pertaining to the Luminex Corporation 2006 Equity Incentive Plan of our reports dated February 26, 2018, with respect to the consolidated financial statements of Luminex Corporation and the effectiveness of internal control over financial reporting of Luminex Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas
May 22, 2018